UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2015

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Loan Modification Agreement

In accordance with the terms of that certain Second Amended and Restated Credit Agreement, dated as of June 4, 2014, by and among TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), the subsidiaries of TransDigm named therein, Credit Suisse AG, as administrative agent and collateral agent (the “Agent”), and the other agents and lenders named therein (as amended, the “Credit Agreement”), TransDigm, TD Group, the subsidiaries of TransDigm named therein, the Agent and the other agents and lenders named therein entered into a Loan Modification Agreement, dated as of May 20, 2015 (the “Modification Agreement”). The Modification Agreement modifies certain terms (including the pricing and maturity date) of a portion of the tranche C term loans under the Credit Agreement in an aggregate principal amount of $251,129,304 (the “Modified Term Loans”) such that the Modified Term Loans have the same terms as the tranche E term loans under the Credit Agreement.

Incremental Revolving Assumption and Refinancing Facility Agreement

On May 20, 2015, TransDigm, TD Group and the subsidiaries of TransDigm named therein entered into an Incremental Revolving Credit Assumption and Refinancing Facility Agreement (the “Assumption Agreement”). Pursuant to the Assumption Agreement, TransDigm, among other things, increased the revolving commitments under the Credit Agreement in an aggregate principal amount of $130,000,000 (the “New Revolving Commitments”) and refinanced a portion of the existing tranche C term loans into tranche E term loans in an aggregate principal amount of $248,870,696 (the “Refinanced Tranche C Term Loans”). The terms and conditions that apply to the New Revolving Commitments are the same as those of the existing US Dollar revolving credit commitments under the Credit Agreement. The terms and conditions that apply to the Refinanced Tranche C Term Loans are the same as those of the tranche E term loans under the Credit Agreement.

The lenders and the agents (and each of their respective subsidiaries or affiliates) under the Modification Agreement and the Assumption Agreement have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, TransDigm and TD Group and their respective subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from TransDigm and TD Group and their respective subsidiaries or affiliates, for such services.

The above summaries of the Modification Agreement and the Assumption Agreement are qualified in their entirety by reference to the Modification Agreement and the Assumption Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan Modification Agreement, dated as of May 20, 2015, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. party thereto, Credit Suisse AG, as administrative agent and collateral agent, and the other agents and lenders party thereto.

10.2	Incremental Revolving Credit Assumption and Refinancing Facility Agreement, dated as of May 20, 2015, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. party thereto, Credit Suisse AG, as administrative agent and collateral agent, and the other agents and lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance M. Paradie
	Name:	Terrance M. Paradie
	Title:	Executive Vice President and Chief Financial Officer

Dated: May 27, 2015

EXHIBIT INDEX

Exhibit	Description

10.1	Loan Modification Agreement, dated as of May 20, 2015, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. party thereto, Credit Suisse AG, as administrative agent and collateral agent, and the other agents and lenders party thereto.

10.2	Incremental Revolving Credit Assumption and Refinancing Facility Agreement, dated as of May 20, 2015, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. party thereto, Credit Suisse AG, as administrative agent and collateral agent, and the other agents and lenders party thereto.